Exhibit 99.1

Apigee Announces Record Revenue of $17.3 Million; 53% year-

over-year increase in subscription and support revenues

• Raised $78.3 million in initial public offering on April 24th • Recognized as sector leader by Gartner • Released Apigee® Link, a new product for the Internet of Things

San Jose, CA – June 9, 2015 – Apigee® (NASDAQ: APIC), developer of an intelligent API platform for digital business, today announced financial results for the third fiscal quarter ended April 30, 2015.

“We are very pleased with our financial results for the third quarter as we continued to execute at a high level,” said Chet Kapoor, Apigee’s CEO. “Our results were driven by the success we are delivering for our customers as they build out new systems of engagement to connect digitally with their customers, partners, and employees.”

“We achieved record revenue and strong subscription and support growth of 53% year over year, and also demonstrated significant year over year improvements in our gross and operating margins,” said Tim Wan, CFO. “We are committed to our goals of producing sustainable growth and profitability over the long term.”

Third Quarter 2015 Financial Highlights:

•	Revenues: Subscription and Support revenues were $7.7 million, up 53% year-over-year. License revenue was $5.7 million, up 52% year-over-year. Professional Services revenue was $3.9 million, a decline of 30% year-over-year. Total revenue was $17.3 million, up 20% year-over-year.

•	Public Offering: Raised $78.3 million from initial public offering (IPO) of common shares on The NASDAQ Global Select Market, April 24, 2015.

•	Balance Sheet: Total cash and marketable securities at the end of the third quarter of 2015 was $105.2 million, up from $29.1 million at the end of the second quarter of 2015.

•	GAAP Results:

•	Gross Profit: $11.3 million, up 34% year-over-year

•	Gross Margin: 65.1%, up from 58.3% in the third quarter of last fiscal year

•	Operating Loss: $10.8 million, an improvement of 16% year-over-year

•	Net Loss: $11.0 million, an improvement of 16% year-over-year

•	Net Loss per Share: $2.16 for the third quarter of 2015 based on 5.1 million weighted-average shares outstanding, compared with a net loss per share of $3.64 for the third quarter of 2014 based on 3.6 million weighted-average shares outstanding

•	Non-GAAP Results:

•	Trailing Twelve Months Gross Billings: $82.1 million, up 59% year-over-year

•	Gross Billings: $22.5 million, up 24% year-over-year

•	Non-GAAP Gross Profit: $11.5 million, up 33% year-over-year

•	Non-GAAP Gross Margin: 66.7%, up from 60.4% in the third quarter of last fiscal year

•	Non-GAAP Operating Loss: $9.7 million, an improvement of 18% year-over-year

•	Non-GAAP Net Loss: $9.9 million, an improvement of 17% year-over-year

•	Non-GAAP Net Loss per Share: $0.41 for the third quarter of 2015 based on 24.4 million pro forma weighted-average shares outstanding, compared with a non-GAAP net loss per share of $0.57 for the third quarter of 2014 based on 20.9 million pro forma weighted-average shares outstanding, with pro forma assuming conversion of preferred stock in both periods

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2015 & Recent Business Highlights:

•	Customers:

•	Grew to 186 customers.

•	Expanded within 44 customers.

•	Industry Recognition:

•	Positioned by Gartner, Inc. in the Leaders quadrant of the Gartner Magic Quadrant for Application Services Governance (ASG). Positioned the furthest of all vendors in this report for “Completeness of Vision.”

•	Product:

•	Launched Apigee Link in beta. Apigee Link is an API-first Internet of Things (IoT) product to enable device makers to offer new digital experiences for their customers, create new revenue streams with their partners, and grow their business.

•	Today, we’ve announced Edge SMB, a new API management packaging of the company’s leading Apigee Edge API platform, but designed for the requirements of small and mid-sized businesses (SMBs). At an annual price of $30,000, we have designed it to give small and medium businesses the power to become digital businesses right out of the gate.

•	Partners:

•	Announced an expansion of its partner ecosystem, which now includes leading consulting and technology companies such as Cognizant, Infosys, Persistent Systems, Tech Mahindra, and Wipro.

•	Conferences:

•	Hosted the “I Love APIs” conference, one of the world’s largest conferences dedicated to API strategies and digital business, in Europe for the first time. The event, in London, had over 300 participants and 37 presenters, we also hosted “I Love APIs” City Tour conferences in Chicago, Atlanta, New York, Los Angeles, and Dallas.

Guidance:

As of June 9, 2015, we are initiating guidance for our fourth quarter fiscal 2015 as well for the full fiscal year 2015.

Fourth Quarter Fiscal 2015 Guidance:

•	Total revenue is expected to be in the range of $17.7 million to $18.3 million.

•	Total license revenue is expected to be in the range of $4.7 million to $5.3 million.

•	Non-GAAP operating loss is expected to be in the range of $12.1 million to $11.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.42 to $0.40 based on approximately 29.5 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $19.4 million to $20.1 million.

Full Year Fiscal 2015 Guidance:

•	Total revenue is expected to be in the range of $67.6 million to $68.2 million.

•	Total license revenue is expected to be in the range of $19.9 million to $20.5 million.

•	Non-GAAP operating loss is expected to be in the range of $46.0 million to $45.4 million.

•	Non-GAAP net loss per share is expected to be in the range of $ 1.86 to $ 1.83 based on approximately 25.3 million non-GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $79.5 million to $80.2 million.

Conference Call Details:

•	What: Results of Apigee Corporation (APIC) third quarter fiscal 2015 ended April 30, 2015.

•	When: Tuesday, June 9, 2015 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 407-4018, and for international callers please dial (201) 689-8471. Callers may provide confirmation number 13609520 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investors.apigee.com (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers please dial (858) 384-5517 and enter access code 13609520.

About Apigee

Apigee provides an intelligent API platform for digital business. Many of the world’s largest organizations select Apigee to enable their digital business, including 20 of the Fortune 100, five of the top 10 Global 2000 retail brands, and six of the top 10 global telecommunications companies. Apigee customers include global enterprises such as Walgreens, eBay, Burberry, Shell, Live Nation, and First Data. Apigee is headquartered in San Jose, California and has over 400 employees worldwide.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Apigee’s anticipated growth and trends in its business, total revenue, license revenue, non-GAAP operating loss, non-GAAP net loss per share, and gross billings for the company’s fiscal fourth quarter and fiscal year 2015. Words such as “expect,” “will,” “believes,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to Apigee’s limited operating history and experience developing and introducing new products; risks associated with its history of losses and its expectation of incurring losses for the foreseeable future; risks associated with the potential significant fluctuation of its future quarterly results; risks associated with the seasonality of its business and variance in quarterly bookings, license revenue and cash flows from operations; risks associated with the effective management of its growth; risks associated with the role its strategic relationships with third parties plays in its growth; risks associated with market acceptance of its platform and Edge product; risks associated with Apigee’s ability to meet its customers’ needs for infrastructure capacity and the quality of its software, support and services; risks associated with Apigee’s ability to obtain renewals from current customers; and risks associated with its revenue mix.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect Apigee’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Apigee’s 424(b) prospectus dated April 23, 2015 filed with the SEC. Apigee’s SEC filings are available on the Investor Relations section of the Company’s website at http://investors.apigee.com and on the SEC’s website at www.sec.gov. Apigee disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Apigee provides the following non-GAAP financial measures in this release and in the earnings call referencing this press release: gross billings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding. These non-GAAP items are key measures used by our management to understand and evaluate our operating performance and trends. In particular, because these measures exclude certain non-cash expenses, they can provide useful measures for period-to-period comparisons of our business.

Apigee uses these non-GAAP financial measures internally in analyzing its operating results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Apigee believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as substitutes for, their most directly comparable financial measure prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate non-GAAP gross profit, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP loss from operations and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation and (2) the amortization of intangible assets. Except with respect to Q4 2015, non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period. For Q4 2015, non-GAAP net loss per share is calculated as non-GAAP net loss divided by GAAP weighted average shares outstanding.

We define gross billings as our total revenue plus the change in our deferred revenue in a period. Gross billings in any period consists of sales to new customers plus renewals and additional sales to existing customers. Our management uses gross billings as a performance measurement because we generally bill our customers at the time of sale of our solutions and recognize revenue either upon delivery or ratably over subsequent periods, and a portion of our revenue may be recognized over a period of more than 12 months. We believe that gross billings provides valuable insight into the sales of our solutions and the performance of our business.

With respect to Apigee’s outlook under “Fourth Quarter Fiscal 2015 Guidance” and “Full Year Fiscal 2015 Guidance” above, Apigee has not reconciled its expectations regarding non-GAAP loss from operations to GAAP loss from operations, nor reconciled non-GAAP net loss per share to GAAP net loss per share, because stock-based compensation expenses cannot be reasonably predicted and calculated. Accordingly, reconciliation is not available without unreasonable effort.

Investor Relations Contact:

Greg Kleiner, ICR Inc.

ir@apigee.com

1-408-916-1287

Media Contact:

press@apigee.com

Apigee Corporation

Consolidated Balance Sheets

(in thousands)

	April 30,	July 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$105,245	$51,759
Accounts receivable, net	16,091	16,403
Prepaid expenses and other current assets	4,216	4,533

Total current assets	125,552	72,695

Property and equipment, net	3,385	3,474
Goodwill	14,744	14,744
Intangible assets, net	3,471	4,342
Other assets	620	367

Total assets	$147,772	$95,622

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,452	$2,850
Accrued expenses and other current liabilities	9,996	7,394
Deferred revenue, current portion	33,160	23,356
Term debt, current portion	2,075	2,778

Total current liabilities	46,683	36,378

Non-current liabilities
Deferred revenue, non-current	5,219	4,834
Deferred rent, non-current	1,528	1,617
Other liabilities, non-current	773	806
Term debt, non-current	2,308	2,465

Total non-current liabilities	9,828	9,722

Total liabilities	56,511	46,100

Commitments and contingencies
Stockholders’ equity
Convertible preferred stock	—	142
Common stock	29	30
Additional paid-in capital	274,900	195,221
Accumulated deficit	(183,668)	(145,871)

Total stockholders’ equity	91,261	49,522

Total liabilities and stockholders’ equity	$147,772	$95,622

Apigee Corporation

Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenue
License	$5,697	$3,739	$15,219	$7,305
Subscription and support	7,694	5,043	21,858	14,694
Professional services and other	3,899	5,606	12,828	15,806

Total revenue	17,290	14,388	49,905	37,805
Cost of revenue
License	129	142	386	230
Subscription and support	2,808	2,255	8,175	9,680
Professional services and other	3,103	3,598	10,147	11,445

Total cost of revenue	6,040	5,995	18,708	21,355

Gross profit	11,250	8,393	31,197	16,450
Operating expenses
Research and development	7,567	6,229	21,952	15,381
Sales and marketing	11,139	11,571	36,313	34,027
General and administrative	3,299	3,357	10,003	10,124

Total operating expenses	22,005	21,157	68,268	59,532

Loss from operations	(10,755)	(12,764)	(37,071)	(43,082)
Other income (expense), net	(93)	(123)	(383)	(1,880)

Loss before provision for income taxes	(10,848)	(12,887)	(37,454)	(44,962)
Provision for income taxes	140	128	343	265

Net loss and comprehensive loss	$(10,988)	$(13,015)	$(37,797)	$(45,227)

Net loss per share:
Basic and diluted	$(2.16)	$(3.64)	$(8.66)	$(14.34)

Weighted-average shares outstanding used in calculating net loss per share:
Basic and diluted	5,095	3,572	4,363	3,153

Apigee Corporation

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended April 30,
	2015	2014
	(Unaudited)
Cash flows from operating activities
Net loss	$(37,797)	$(45,227)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,809	1,430
Provision for doubtful accounts	38	87
Amortization of debt discount	38	17
Issuances and changes in fair value of common stock warrants	—	1,584
Stock-based compensation expense	2,269	1,461
Loss on lease abandonment	—	75
Accounts receivable	273	(7,680)
Prepaid expenses and other assets	38	(1,192)
Accounts payable	(1,429)	22
Accrued expenses, other liabilities and deferred rent	1,078	3,202
Deferred revenue	10,189	3,955

Net cash used in operating activities	(23,494)	(42,266)

Cash flows from investing activities
Purchase of property and equipment	(835)	(2,481)
Acquisitions, net of cash acquired	—	449

Net cash used in investing activities	(835)	(2,032)

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	4,000	6,500
Repayments of debt obligations	(4,858)	(1,361)
Taxes paid related to net share settlement of equity awards	(387)	—
Proceeds from initial public offering, net of offering costs	78,264	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	59,829
Proceeds from exercise of stock options	796	235

Net cash provided by financing activities	77,815	65,203

Net increase in cash and cash equivalents	53,486	20,905
Cash and cash equivalents
Beginning of period	51,759	44,243

End of period	$105,245	$65,148

Apigee Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Gross billings
Total revenue	$17,290	$14,388	$49,905	$37,805
Total deferred revenue, end of period	38,379	21,122	38,379	21,122
Less: Total deferred revenue, beginning of period	(33,193)	(17,391)	(28,190)	(17,124)

Total change in deferred revenue	5,186	3,731	10,189	3,998

Gross billings	$22,476	$18,119	$60,094	$41,803

Non-GAAP gross profit:
Gross profit	$11,250	$8,393	$31,197	$16,450
Add: Stock-based compensation expense	62	47	166	106
Add: Amortization of intangible assets	227	253	681	370

Non-GAAP gross profit	$11,539	$8,693	$32,044	$16,926

Non-GAAP gross margin:
Gross margin	65.1%	58.3%	62.5%	43.5%
Add: Stock-based compensation expense	0.3%	0.3%	0.3%	0.3%
Add: Amortization of intangible assets	1.3%	1.8%	1.4%	1.0%

Non-GAAP gross margin	66.7%	60.4%	64.2%	44.8%

Non-GAAP license gross profit:
License gross profit	$5,568	$3,597	$14,833	$7,075
License gross margin	97.7%	96.2%	97.5%	96.9%
Add: Amortization of intangible assets	113	127	340	185

Non-GAAP license gross profit	$5,681	$3,724	$15,173	$7,260

Non-GAAP license margin	99.7%	99.6%	99.7%	99.4%

Non-GAAP subscription and support gross profit:
Subscription and support gross profit	$4,886	$2,788	$13,683	$5,014
Subscription and support gross margin	63.5%	55.3%	62.6%	34.1%
Add: Stock-based compensation expense	8	5	21	17
Add: Amortization of intangible assets	114	126	341	185

Non-GAAP subscription and support gross profit	$5,008	$2,919	$14,045	$5,216

Non-GAAP subscription and support margin	65.1%	57.9%	64.3%	35.5%

Non-GAAP professional services and other gross profit:
Professional services and other gross profit	$796	$2,008	$2,681	$4,361
Professional services and other gross margin	20.4%	35.8%	20.9%	27.6%
Add: Stock-based compensation expense	54	42	145	89

Non-GAAP professional services and other gross profit	$850	$2,050	$2,826	$4,450

Non-GAAP professional services and other margin	21.8%	36.6%	22.0%	28.2%

Apigee Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Non-GAAP research and development expense:
GAAP research and development expense	$7,567	$6,229	$21,952	$15,381
Less: Stock-based compensation expense	(306)	(174)	(759)	(309)
Less: Amortization of intangible assets	(44)	(44)	(132)	(132)

Non-GAAP research and development expense	$7,217	$6,011	$21,061	$14,940

Non-GAAP sales and marketing expense:
GAAP sales and marketing expense	$11,139	$11,571	$36,313	$34,027
Less: Stock-based compensation expense	(173)	(115)	(492)	(261)
Less: Amortization of intangible assets	—	(38)	(58)	(55)

Non-GAAP sales and marketing expense	$10,966	$11,418	$35,763	$33,711

Non-GAAP general and administrative expense:
GAAP general and administrative expense	$3,299	$3,357	$10,003	$10,124
Less : Stock-based compensation expense	(281)	(355)	(852)	(785)

Non-GAAP general and administrative expense	$3,018	$3,002	$9,151	$9,339

Non-GAAP operating loss:
Operating loss	$(10,755)	$(12,764)	$(37,071)	$(43,082)
Add: Stock-based compensation expense	822	691	2,269	1,461
Add: Amortization of intangible assets	271	335	871	557

Non-GAAP operating loss	$(9,662)	$(11,738)	$(33,931)	$(41,064)

Non-GAAP net loss:
Net loss	$(10,988)	$(13,015)	$(37,797)	$(45,227)
Add: Stock-based compensation expense	822	691	2,269	1,461
Add: Amortization of intangible assets	271	335	871	557

Non-GAAP net loss	$(9,895)	$(11,989)	$(34,657)	$(43,209)

Non-GAAP loss per share:
GAAP net loss per share	$(2.16)	$(3.64)	$(8.66)	$(14.34)
Non-GAAP adjustments to net loss	0.21	0.29	0.72	0.64
Non-GAAP adjustment to weighted average shares used in calculating net loss per share	1.54	2.78	6.50	11.50

Non-GAAP loss per share	$(0.41)	$(0.57)	$(1.44)	$(2.20)

Non-GAAP weighted average shares outstanding:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	5,095	3,572	4,363	3,153
Add: Conversion of preferred convertible stock	19,316	17,299	19,606	16,509

Non-GAAP weighted average shares outstanding	24,411	20,871	23,969	19,662